WARRANT MODIFICATION AGREEMENT

         WHEREAS, Wealthhound.com, Inc., a Delaware corporation (successor in interest by merger to Wealthhound.com, Inc., a Florida corporation) (the "Company"), issued common stock purchase warrants to purchase the Company's $.001 par value common stock to Libra Finance S.A. the amounts designated on Schedule A hereto ("Warrants"); and

         WHEREAS, the Company has determined that it is in the Company's best interests to modify the Subscription Agreements, each dated as of July 3, 2000, between the Company and the Subscribers signatory thereto (the "Subscription Agreements") and Warrants.

         It is now therefore agreed by the Company for good and valuable consideration, receipt of which is acknowledged, that:

         1. The Purchase Price, as defined in the Warrants, is reduced to $.50.

         2. All terms employed in this Warrant Modification Agreement, unless otherwise defined herein, shall have the same meanings attributed to them in the Subscription Agreements.

         3. Except as modified herein, the Subscription Agreement, Warrants and documents delivered in connection therewith remain in full force and affect.

         4.  This  Warrant  Modification   Agreement   constitutes  the  binding
obligation of the Company.

         5. In lieu of the Company reissuing Warrant certificates reflecting the reduced Purchase Price, a copy of this Warrant Modification Agreement appended to the Warrant shall be deemed sufficient to establish the reduction of the Purchase Price.

Dated: New York, New York
       November 2, 2000

                                       WEALTHHOUND.COM, INC.


                                       By: Michael D. Farkas
                                           -------------------------------
                                           Name: Michael D. Farkas
                                           Title: Chief Executive Officer